UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 14, 2004

JASMINE’S GARDEN

(Exact name of Registrant as specified in its charter)

Nevada	333-64804	91-2132336
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2/F North Wondial Building, Keji South 6 Road, Shenzhen High-Tech Industrial Park Shennan Avenue		Shenzhen, P.R. China
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 86-755-38252698

Items 1 through 3 and 5, 6 and 8 through 12 are not applicable and therefore omitted.

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On July 14, 2004, Moores Rowland Mazars (“MRM”) resigned as our principal independent accountant.  We retained MRM to serve as our principal independent accountant on March 31, 2004.  MRM’s reports on our financial statements for the year ended December 31, 2003 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. However, the audit report for the year ended December 31, 2003 included an emphasis pertaining to matters, which raise substantial doubt about our ability to continue as a going concern.

Our financial statements for the year ended December 31, 2002 were prepared by Rogelio G. Castro CPA, Independent Auditor (“Castro”).  Mr. Castro’s reports on our financial statements for the year ended December 31, 2002 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. However, the audit report for the year ended December 31, 2002 included an emphasis pertaining to matters, which raise substantial doubt about our ability to continue as a going concern.  The resignation of Mr. Castro and the engagement of MRM as our independent accountant was disclosed on a report on Form 8-K filed April 5, 2004.

During our two most recent fiscal years and through the date of MRM’s resignation: (i) there were no disagreements with MRM or Castro on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of MRM or Castro, as applicable, would have caused MRM or Castro to make reference to the subject matter in connection with their respective report of the financial statements for such years or interim periods through July 14, 2004; and (ii) there were no reportable events as defined in Item 304(a)(1)(iv)(B) of Regulation S-B.

We have not yet retained a new principal accountant.

We have provided MRM with a copy of the above disclosures. Attached as Exhibit 16.1 is a copy of MRM’s letter, dated July 20, 2004, stating its agreement with the disclosures in this report concerning its resignation as Jasmine’s Garden’s principal independent accountant.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)     Exhibits

The following is filed as an Exhibit to this Report:

Exhibit No.	Description of Exhibit
16.1	Letter from MRM to the Securities & Exchange Commission dated July 20, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

JASMINES GARDEN

By: /s/ YiBo Sun

Its: Chief Executive Officer

Dated: July 20, 2004